Vertex Energy Inc. 8-K

Exhibit 2.2

ASSIGNMENT AND ASSUMPTION OF CONTRACT

This Assignment and Assumption of Contract (the "Assignment") is made and effective April 1, 2022, by and between Vertex Energy Operating LLC (the "Assignor") and Vertex Refining Alabama LLC ("Assignee"). Assignor and Assignee are each a "Party" and collectively the "Parties" hereto.

WHEREAS, Assignor and Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell USA, Inc. (previously known as Shell Oil Company) (“Shell”) entered into that certain Sale and Purchase Agreement dated May 26, 2021 (the "CONTRACT"); and

WHERAS, Assignor desires to assign all of its rights, title, obligations and interest by, though, and under the Contract attached hereto as Exhibit A and incorporated herein by this reference, and Assignee desires to accept the assignment provided for herein; and

WHERAS, Shell will agree to the assignment of the Contract, provided that Assignor shall remain jointly and severally liable for all of Buyer’s obligations thereunder.

 NOW, THEREFORE in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the undersigned Assignor hereby assigns, transfers and sets over to Assignee all rights, title and interest held by the Assignor in and to the Contract, according to the terms herein.

1. TERMS

a. The Assignor warrants that it has full right and authority to transfer said Contract and that the contract rights herein transferred are free of lien, encumbrance or adverse claim.

b. The Assignor warrants that the Contract is as set forth in Exhibit A, which includes any amendments to the Contract, and remains in full force and effect on the terms contained in the Contract.

c. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in and to the Contract.

d. Assignee hereby accepts such assignment and assumes and agrees to pay, perform, timely discharge and be bound by all of the covenants, terms, conditions and obligations contained in the Contract.

e. Notwithstanding the foregoing, Assignor and Assignee shall be jointly and severally liable to Shell for all of the covenants, terms, conditions and obligations contained in the Contract, and nothing herein shall impair Shell’s ability to enforce the covenants, terms, conditions, and obligations contained in the contract and the remedies as set forth in the Contract against either or both of Assignor or Assignee.

2. MISCELLANEOUS

a. This Assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

b. This Assignment may be executed in any number of counterparts, all of which shall, for all purposes, constitute one agreement binding on the parties hereto, notwithstanding that all parties hereto may not be signatory to the same counterpart. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an "Electronic Delivery") shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

c. The introductory language and the recitals set forth above shall be deemed incorporated herein by reference.

d. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas without regard to any choice of law provisions thereof.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties have executed this Assignment on the day and year first above written.

ASSIGNOR:	ASSIGNEE:
VERTEX ENERGY OPERATING LLC /s/ Benjamin P. Cowart By: Ben Cowart Its: CEO	VERTEX REFINING ALABAMA LLC /s/ Benjamin P. Cowart By: Ben Cowart Its: CEO

In consideration of the covenants and agreements hereinabove set forth, and subject to the terms and conditions of this agreement of Assignment, the undersigned Shell does hereby agree and consent to the assignment of the Contract by Assignor to Assignee.

Equilon Enterprises LLC d/b/a Shell Oil Products US

By: /s/ Rhoman Hardy

Name: Rhoman Hardy Title: President

Shell Chemical LP By: /s/ Sean Clarry
Name: Sean Clarry Title: President Mar 28, 2022

Shell USA, Inc. By: /s/ Keith Probyn
Name: Keith Probyn Title: Vice President Real Estate

Signature Page to Assignment and Assumption of Contract